                                                              EXHIBIT 10.11(a)


                                                                  CONFORMED COPY
                                                                 French Facility



                        AMENDMENT   dated  as  of   November   10,   1998  (this
                  "AMENDMENT"), among UCAR HOLDINGS S.A., a French company incorporated in the form of a societe anonyme with its registered office at 4 Place des Etats-Unis, Zone Silic, 94750 Rungis, France (the "BORROWER"), the financial institutions party hereto (the "LENDERS"), and THE CHASE MANHATTAN BANK, PARIS BRANCH, as agent (in such capacity, the "ADMINISTRATIVE AGENT") for the Lenders.

          A. Reference is made to the Local Facility Credit Agreement dated as of March 19, 1997 (the "CREDIT AGREEMENT") among the Borrower, the Lenders party thereto and the Administrative Agent. Capitalized terms used but not otherwise defined herein have the meanings assigned to them in the Credit Agreement.

          B.  The  Borrower  has  requested   that  the  Lenders  amend  certain
provisions of the Credit Agreement. The Lenders are willing to do so, subject to the terms and conditions of this Amendment.

          Accordingly,   in  consideration  of  the  mutual   agreements  herein
contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto hereby agree as follows:

     SECTION 1.01. AMENDMENTS TO SECTION 1.01. (a) The definition of "INTEREST COMPONENT" in Section 1.01 of the Credit Agreement is hereby amended by replacing the reference to "1.03333333333%" contained therein with a reference to "1.03%".

     (b) The definition of "LETTER OF CREDIT" in Section 1.01 of the Credit Agreement is hereby amended by replacing the reference to "U.S. Credit Agreement" with a reference to "Existing U.S. Credit Agreement".

     (c) The definition of "LOAN DOCUMENTS" in Section 1.01 of the Credit Agreement is hereby amended by replacing the reference to "Letter" contained therein with a reference to "Letters".

     (d) The definition of "SECURITY DOCUMENTS" in Section 1.01 of the Credit Agreement is hereby replaced in its entirety with the following: "SECURITY DOCUMENTS" shall mean the agreements set forth on Schedule 1.01 and each of the agreements and other instruments and documents executed and delivered pursuant to the agreements set forth on Schedule 1.01, pursuant to Section 5.03 hereof or pursuant to Section 5.11 of the Existing U.S. Credit Agreement; PROVIDED that the agreements and other instruments and documents delivered pursuant to Section
5.11 of the Existing U.S. Credit Agreement shall only constitute Security Documents hereunder to the extent that they serve to guarantee or secure the Obligations of the Borrower hereunder or Obligations of the Borrower in respect of Tranche A Letters of Credit under the Existing U.S. Credit Agreement.

     (e) The definition of "U.S. CREDIT AGREEMENT" in Section 1.01 of the Credit Agreement is hereby deleted in its entirety.

     (f) The following definitions are hereby added to Section 1.01 of the Credit Agreement in the appropriate alphabetical order:

            "EXISTING U.S. CREDIT AGREEMENT" shall mean the Credit Agreement dated as of October 19, 1995, as amended and restated as of March 19, 1997 and November 10, 1998 (as the same may be amended, supplemented or otherwise modified from time to time), among UCAR International Inc., a Delaware corporation, UCAR Global Enterprises Inc., a Delaware corporation, the Subsidiary Borrowers party thereto, the Lenders party thereto, the Fronting Banks party thereto and The Chase Manhattan Bank, as administrative agent and collateral agent, which is attached hereto as Exhibit D-1.

            "TRANCHE C FACILITY CREDIT AGREEMENT" shall mean the Credit Agreement dated as of November 10, 1998 (as the same may be amended, supplemented or otherwise modified from time to time), among UCAR International Inc., a Delaware corporation, UCAR Global Enterprises Inc., a Delaware corporation, UCAR S.A., a Swiss corporation, the Lenders party thereto, The Chase Manhattan Bank, as administrative agent and collateral agent, Credit Suisse First Boston, as syndication agent, and Morgan Guaranty Trust Company of New York, as syndication agent, which is attached hereto as Exhibit D-2.

            "U.S. CREDIT AGREEMENTS" shall mean the Existing U.S. Credit Agreement and the Tranche C Facility Credit Agreement.

     SECTION 1.02. MODIFICATION OF CREDIT AGREEMENT. (a) Unless otherwise specified in paragraph (b) below, all references in the Credit Agreement to "U.S. Credit Agreement" are hereby replaced with references to "Existing U.S. Credit Agreement".

     (b) The references to "U.S. Credit Agreement" in Article VII(h) and Section
5.03 of the Credit Agreement are hereby replaced with references to "U.S. Credit Agreements".

     SECTION 1.03. REPLACEMENT OF SCHEDULES 1.01 AND 2.06 TO CREDIT AGREEMENT. Schedules 1.01 and 2.06 to the Credit Agreement are hereby replaced in their entirety with Schedules 1.01 and 2.06 attached hereto.

     SECTION 1.04. REPLACEMENT OF EXHIBIT D TO CREDIT AGREEMENT. Exhibit D to the Credit Agreement is hereby replaced in its entirety with Exhibits D-1 and D-2 attached hereto.

      SECTION 1.05. REPLACEMENT OF SECOND SENTENCE OF SECTION 5.03. The second sentence in Section 5.03 of the Credit Agreement is hereby replaced in its entirety with the following:

      In addition, from time to time, the Borrower and the Subsidiaries will, at their cost and expense, on or promptly (but in any event within 10 Business Days) following the date of acquisition by the Borrower or any Subsidiary of any new subsidiary (subject to the receipt of required consents from Governmental Authorities and required consents of other third parties), promptly secure the Obligations of the Borrower and, to the extent permitted by law, the other foreign Credit Parties under the U.S. Credit Agreements (the "FOREIGN OBLIGATIONS") by causing the following to occur: (i) promptly upon creating or acquiring any additional subsidiary, the Capital Stock of such subsidiary will be pledged pursuant to a pledge agreement reasonably satisfactory in form and substance to the Administrative Agent and (ii) such subsidiary will become a guarantor of the Obligations pursuant to a subsidiary guarantee agreement and provide security for the Foreign Obligations pursuant to a security agreement, in each case reasonably satisfactory in form and substance to the Administrative Agent.

      SECTION 1.06. AMENDMENT TO SECTION 9.17. Section 9.17 of the Credit Agreement is hereby replaced in its entirety with the following:

      In the event that any obligation of any Loan Party (a) under this Agreement or (b) any other Loan Document in respect of the obligations under this Agreement (a "CLAIM") is paid with the proceeds of a Tranche A L/C Disbursement, the Borrower, the Administrative Agent and the Lenders hereby agree that Tranche A Lenders under the Existing U.S. Credit Agreement holding participations in such Tranche A L/C Disbursement shall be subrogated to the rights of the Administrative Agent and the Lenders hereunder and under each other Loan Document in respect of such Claim to the extent of such proceeds; PROVIDED that such right of subrogation shall not be effective until, and shall be subordinated to, payment in full of all Claims. To this effect, a letter of release ("QUITTANCE SUBROGATIVE") in the form of Schedule 2.08 attached hereto shall be delivered to the relevant Fronting Bank by the Administrative Agent on behalf of the Lenders simultaneously with each payment of any obligation with the proceeds of a Tranche A L/C Disbursement.

     SECTION 1.07. AMENDMENT TO SECTION 9.20. The reference to "Section 2.10(b)" in Section 9.20 of the Credit Agreement is hereby replaced with a reference to "Section 2.11(b)."

     SECTION 1.08. AMENDMENT TO ARTICLE IX. Article IX of the Credit Agreement is hereby amended by adding the following Section at the end thereof:

                  SECTION 9.21. EUROPEAN ECONOMIC AND MONETARY UNION. (a) DEFINITIONS. In this Section 9.21 and in each other provision of this Agreement to which reference is made in this Section 9.21 expressly or by implication, the following terms have the meanings given to them in this
      Section 9.21:

                  "COMMENCEMENT  OF THE  THIRD  STAGE OF EMU"  means the date of commencement of the third stage of EMU (at the date of this Agreement expected to be January 1, 1999) or the date on which circumstances arise which (in the opinion of the Administrative Agent) have substantially the same effect and result in substantially the same consequences as commencement of the third stage of EMU as contemplated by the Treaty on European Union;

                  "EMU" means economic and monetary union as contemplated in the
            Treaty on European Union;

                  "EMU LEGISLATION"  means legislative  measures of the European
            Council for the introduction of, changeover to or operation of a single or unified European currency (whether known as the euro or otherwise), being in part the implementation of the third stage of EMU;

                  "EURO"  means  the  single  currency  of  participating member states of the European Union;

                  "EURO UNIT" means the currency unit of the euro;

                  "NATIONAL CURRENCY UNIT" means  the  unit of  currency  (other than a euro unit) of a participating member state;

                  "PARTICIPATING MEMBER STATE" means  each state so described in any EMU legislation; and

                  "TREATY ON EUROPEAN  UNION"  means the Treaty of Rome of March
            25, 1957, as amended by the Single European Act 1986 and the Maastricht Treaty (which was signed at Maastricht on February 7, 1992, and came into force on November 1, 1993), as amended from time to time.

                  (b) EFFECTIVENESS OF PROVISIONS.  The provisions of paragraphs
      (c) to (j) below (inclusive) shall be effective at and from the commencement of the third stage of EMU, PROVIDED, that if and to the extent that any such provision relates to any state (or the currency of such state) that is not a participating member state on the commencement of the third stage of EMU, such provision shall become effective in relation to such state (and the currency of such state) at and from the date on which such state becomes a participating member state.

                  (c) REDENOMINATION AND FOREIGN CURRENCIES. Each obligation under this Agreement of a party to this Agreement which has been denominated in the national currency unit of a participating member state shall be redenominated into the euro unit in accordance with EMU legislation, PROVIDED, that if and to the extent that any EMU legislation provides that following the commencement of the third stage of EMU an amount denominated either in the euro or in the national currency unit of a participating member state and payable within that participating member state by crediting an account of the creditor can be paid by the debtor either in the euro unit or in that national currency unit, each party to this Agreement shall be entitled to pay or repay any such amount either in the euro unit or in such national currency unit.

                  (d)  LOANS.  Any   Loan  in  the  currency of a  participating
      member state shall be made in the euro unit.

                  (e) BUSINESS DAYS. (i) With respect to any amount denominated or to be denominated in the euro or a national currency unit, any reference to a "Business Day" shall be construed as a reference to a day (other than a Saturday or Sunday) on which banks are generally open for business in

            (A) Paris and New York City and

            (B) Frankfurt am Main,  Germany (or such principal  financial center
      or  centers  in  such   participating   member  state  or  states  as  the
      Administrative Agent may from time to time nominate for this purpose).

            (ii) For purposes of determining the date on which the LIBO Rate or the PIBO Rate is determined under this Agreement for any Loan denominated in the euro (or any national currency unit) for any Interest Period therefor and for purposes of determining the first and last day of any Interest Period, references in this Agreement to "Business Days" shall be deemed to be references to TARGET Operating Days.

                  (f) PAYMENTS TO THE ADMINISTRATIVE AGENT. Sections 2.17 shall be construed so that, in relation to the payment of any amount of euro units or national currency units, such amount shall be made available to the Administrative Agent in immediately available, freely transferable, cleared funds to such account with such bank in Frankfurt am Main, Germany (or such other principal financial center in such participating member state as the Administrative Agent may from time to time nominate for this purpose) as the Administrative Agent shall from time to time nominate for this purpose.

                  (g) PAYMENTS BY THE ADMINISTRATIVE AGENT TO THE LENDERS. Any amount payable by the Administrative Agent to the Lenders under this Agreement in the currency of a participating member state shall be paid in the euro unit.

                  (h) PAYMENTS BY THE ADMINISTRATIVE AGENT GENERALLY. With respect to the payment of any amount denominated in the euro or in a national currency unit, the Administrative Agent shall not be liable to the Borrower or any of the Lenders in any way whatsoever for any delay, or the consequences of any delay, in the crediting to any account of any amount required by this Agreement to be paid by the Administrative Agent if the Administrative Agent shall have taken all relevant steps to achieve, on the date required by this Agreement, the payment of such amount in immediately available, freely transferable, cleared funds (in the euro unit or, as the case may be, in a national currency unit) to the account with the bank in the principal financial center in the participating member state which the Borrower or, as the case may be, any Lender shall have specified for such purpose. In this paragraph (h), "all relevant steps" means all such steps as may be prescribed from time to time by the regulations or operating procedures of such clearing or settlement system as the Administrative Agent may from time to time determine for the purpose of clearing or settling payments of the euro.

                  (i) BASIS OF ACCRUAL. If the basis of accrual of interest or fees expressed in this Agreement with respect to the currency of any state that becomes a participating state shall be inconsistent with any convention or practice in the London Interbank Market or, as the case may be, the Paris Interbank Market for the basis of accrual of interest or fees in respect of the euro, such convention or practice shall replace such expressed basis effective as of and from the date on which such state becomes a participating member state; PROVIDED, that if any Loan in the currency of such state is outstanding immediately prior to such date, such replacement shall take effect, with respect to such Loan, at the end of the then current Interest Period.

                  (j) ROUNDING AND OTHER CONSEQUENTIAL CHANGES. Without prejudice and in addition to any method of conversion or rounding prescribed by any EMU legislation and without prejudice to the respective liabilities for indebtedness of the Borrower to the Lenders and the Lenders to the Borrower under or pursuant to this Agreement:

          (i) each reference in this Agreement to a minimum amount (or an integral multiple thereof) in a national currency unit to be paid to or by the Administrative Agent shall be replaced by a reference to such reasonably comparable and convenient amount (or an integral multiple thereof) in the euro unit as the Administrative Agent may from time to time specify; and

          (ii) except as expressly provided in this Section 9.21, each provision of this Agreement shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time reasonably specify to be necessary or appropriate to reflect the introduction of or changeover to the euro in participating member states in accordance with customary practices in the market.

     SECTION 2. CONDITIONS TO EFFECTIVENESS. This Amendment shall become effective on the date of the satisfaction in full of the following conditions precedent (the "AMENDMENT EFFECTIVE DATE"):

            (a) The Administrative Agent shall have received favorable written opinions by Dubarry & Associes, counsel to UCAR Holdings S.A., and Gide Loyrette Nouel, French counsel to the Administrative Agent, as well as a certificate issued by the Chairman of the Board of Directors of UCAR Holdings S.A. in form and substance satisfactory to the Administrative Agent.

            (b) The (i) amendment and restatement of the Existing U.S. Credit Agreement and the (ii) Tranche C Facility Credit Agreement shall have become effective in accordance with its respective terms.

     SECTION 3. CREDIT AGREEMENT. Except as specifically stated herein, the Credit Agreement shall continue in full force and effect in accordance with the provisions thereof. As used therein, the terms "Agreement", "herein", "hereunder", "hereto", "hereof" and words of similar import shall, unless the context otherwise requires, refer to the Credit Agreement as modified hereby.

     SECTION 4. APPLICABLE LAW. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF FRANCE.

     SECTION 5. EXPENSES. The Borrower agrees to reimburse the Administrative Agent for its out-of-pocket expenses in connection with this Amendment, including the reasonable fees, charges and disbursements of Cravath, Swaine & Moore, U.S. counsel for the Administrative Agent and Gide Loyrette Nouel, French counsel for the Administrative Agent.

     SECTION 6. EFFECTIVE GLOBAL RATE. For the purposes of Articles L-313-1 and seq. of the French Consumer Code, the effective global rate ("TAUX EFFECTIF GLOBAL") payable by the Borrower under the Credit Agreement, as amended by this Amendment, and the Existing U.S. Credit Agreement, is 6.75 percent per annum in the case of ABR Loans, 6.53 percent in the case of Eurocurrency Loans denominated in US Dollars and 4.76 percent in the case of Eurocurrency Loans denominated in French Francs. The effective global rate has been computed on the assumption of a notice of drawing for an ABR Loan or a Eurocurrency Loan, as the case may be, of US Dollars 130,600,000 or its equivalent in French Francs, made available to the Borrower on November 10, 1998 for successive Interest Periods of one month until Maturity Date (as defined in the Credit Agreement).

            The effective global rate takes into account (a) the contractual interest rate applicable under Section 2.06 (Alternate Base Rate, Adjusted LIBO Rate or PIBO Rate, as the case may be, as determined on the date hereof) of the Credit Agreement (b) (i) the spread on Interest of Loan at the rate of 0.25% calculated on the amount of U.S. Dollar 130,600,000, (ii) the Letter of Credit fee at the rate of 0.75% calculated on the amount of U.S. Dollar 130,600,000,
(iii) the Fronting Bank fee at a rate of 0.25% calculated on the amount of U.S. Dollar 130,600,000 as well as (c) any fees, costs and other expenses to be borne by the Borrower which the said Code require to be taken into account.

            Made in New York, United States of America on November 10, 1998 in four original copies.


                                        UCAR HOLDINGS S.A.,


                                        by: /S/ CORRADO DEGASPERIS
                                           -------------------------------------
                                           Name:  Corrado DeGasperis
                                           Title: Controller


                                        THE CHASE MANHATTAN BANK, PARIS
                                        BRANCH, individually and as
                                        Administrative Agent,


                                        by: /S/ MARIAN SCHULMAN
                                           -------------------------------------
                                           Name:  Marian Schulman
                                           Title: Vice President


                                        BANQUE PARIBAS,


                                        by:  /S/ JOHN J. MCCORMICK, III
                                           -------------------------------------
                                           Name:  John J. McCormick, III
                                           Title: Vice President


                                        by:  /S/ DAVID I. CANAVAN
                                           -------------------------------------
                                           Name:  David I. Canavan
                                           Title: Director

                                                                   SCHEDULE 1.01
                                                           to the Local Facility
                                                     Credit Agreement for France





                               SECURITY DOCUMENTS

1. Pledge Agreement by UCAR International Inc., UCAR Global Enterprises Inc. and certain U.S. Subsidiaries, dated October 19, 1995, as amended and restated on November 10, 1998.

2.   Pledge  Agreement  (35%) by certain U.S.  Subsidiaries,  dated November 10,
     1998.

3. Parent Guarantee Agreement made by UCAR International Inc. and UCAR Global Enterprises Inc., dated October 19, 1995, as amended and restated on November 10, 1998.

4. Subsidiary Guarantee Agreement by each U.S. Subsidiary, dated October 19, 1995, as amended and restated on November 10, 1998.

5. Security Agreement by UCAR International Inc., UCAR Global Enterprises Inc. and the U.S. Subsidiaries, dated April 22, 1998, as amended and restated on November 10, 1998.

6. Intellectual Property Security Agreement by UCAR Global Enterprises Inc. and the U.S. Subsidiaries, dated April 22, 1998, as amended and restated on November 10, 1998.

7. Subsidiary Guarantee by UCAR S.p.A., dated March 19, 1997, as amended on November 10, 1998.

8. Mexican Subsidiaries Guarantee by Servicios Administrativos Carmex S.A. de C.V. and Servicios DYC S.A. de C.V., dated November 10, 1998.

9. Mexican Subsidiaries Guarantee by UCAR Carbon Mexicana S.A. de C.V. and UCAR Mexicana S.A. de C.V., dated November 10, 1998.

10. Pledge by UCAR Holdings Inc., UCAR Mexicana S.A. de C.V. and UCAR Carbon Mexicana S.A. de C.V. of 35% of the shares of UCAR Mexicana S.A. de C.V., 99.94% of the shares of UCAR Carbon Mexicana and 100% of the shares of Servicios Administrativos Carmex S.A. de C.V. and Servicios DYC S.A. de C.V., respectively, dated November 10, 1998.

11.  Mexican Mortgage dated November 10, 1998.

12. Pledge by UCAR Holdings Inc. of 65% of the shares of UCAR S.p.A., dated November 10, 1998.

13. Pledge by UCAR Holdings Inc. of 65% of the shares of UCAR Mexicana S.A. de C.V., dated November 10, 1998.

14. Pledge by UCAR Holdings II Inc. of 65% of the shares of UCAR Holdings S.A., dated May 7, 1998, as amended on November 10, 1998.

15. Pledge by UCAR Holdings II Inc. of 65% of the shares of UCAR Electrodos, S.L., dated October 19, 1995, as amended on March 19, 1997 and November 10, 1998.

16. Pledge by UCAR Carbon Company Inc. of 65% of the shares of EMSA (Property) Ltd. and Carbographite Limited, dated November 10, 1998.

17. Pledge by UCAR Carbon Company Inc. of 65% of the shares of UCAR Limited, dated November 10, 1998.

18. Pledge by UCAR Holdings III Inc. and UCAR Holdings S.A. of 100% of the shares of UCAR S.N.C., dated March 19, 1997.

19. Pledge by UCAR Holdings II Inc. of 35% of the shares of UCAR Holdings S.A., dated November 10, 1998.

                                                                   SCHEDULE 2.06
                                                           To the Local Facility
                                                     Credit Agreement for France






                                     PRICING


            The following terms shall have the meanings specified below:

            "ADJUSTED LIBO RATE" shall mean, with respect to any Eurocurrency Borrowing denominated in Dollars for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the product of (a) the LIBO Rate in effect for such Interest Period and (b) Statutory Reserves.

            "ALTERNATE BASE RATE" shall mean, for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. If for any reason the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate, including the failure of the Federal Reserve Bank of New York to publish rates or the inability of the Administrative Agent to obtain quotations in accordance with the terms thereof, the Alternate Base Rate shall be determined by reference to the most recently available such rate until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the Federal Funds Effective Rate shall be effective on the effective date of such change.

            "EURIBOR RATE" shall mean, with respect to any Eurocurrency Borrowing denominated in Local Currency for any Interest Period, the rate published on the Telerate screen for such Local Currency at 11.00 a.m.(Standard time) two TARGET Operating Days before the first day of each Interest Period at which Local Currency deposits for a maturity comparable to such Interest Period are offered in the European interbank market.

            "FEDERAL FUNDS EFFECTIVE RATE" shall mean, for any day, the weighted average of the rates on overnight Federal Funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

            "LIBO RATE" shall mean, with respect to any Eurocurrency Borrowing denominated in Dollars, the rate (rounded upwards, if necessary, to the next 1/16 of 1%) at

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                                                                               2

which dollar deposits approximately equal in principal amount to, the Administrative Agent's portion of such Eurocurrency Borrowing denominated in Dollars and for a maturity comparable to such Interest Period are offered to the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

            "PIBO RATE" shall mean, with respect to any Eurocurrency Borrowing denominated in Local Currency for any Interest Period, the rate published on page 20041 of the Telerate screen at 11.00 a.m.(Standard time) one Business Day before the first day of each Interest Period at which Local Currency deposits for a maturity comparable to such Interest Period are offered in the Paris interbank market; PROVIDED, HOWEVER, that from that date on which the PIBO Rate ceases to exist, all references to PIBO Rate shall be deemed references to the EURIBOR Rate.

            "TARGET OPERATING DAY" means any day that is not (i) a Saturday or Sunday, (ii) Christmas Day or New Year's Day or (iii) any other day on which the Trans European Automated Real-time Gross Settlement Express Transfer System ("TARGET") (or any successor settlement system) is not operating (as determined by the Administrative Agent); and

            "STATUTORY RESERVES" shall mean a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board and any other banking authority, domestic or foreign, to which the Administrative Agent is subject with respect to Eurocurrency Liabilities (as defined in Regulation D of the Board) or other categories of liabilities or deposits by reference to which the LIBO Rate is determined. Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurocurrency Loans denominated in Dollars shall be deemed to constitute Eurocurrency Liabilities and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets which may be available from time to time to any Lender under such Regulation D. Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.